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                                                                      EXHIBIT 22

            Consent of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
Federated Department Stores, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-44373, 333-77089, 333-22737, 333-104017, 333-104204, 333-104205,
333-104207, 333-115712 and 333-115714) on Form S-8 and in the registration statement (No. 333-69682) on Form S-3 of Federated Department Stores, Inc. of our reports dated March 25, 2005, with respect to the consolidated balance sheets of Federated Department Stores, Inc. and subsidiaries as of January 29, 2005 and January 31, 2004, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the fiscal years in the three-year period ended January 29, 2005, management's assessment of the effectiveness of internal control over financial reporting as of January 29, 2005 and the effectiveness of internal control over financial reporting as of January 29, 2005, which reports appear in the January 29, 2005 annual report on Form 10-K of Federated Department Stores, Inc..

KPMG LLP

Cincinnati, Ohio
March 25, 2005